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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Willdan Group, Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-139127, No. 333-152951 and No. 333-168787) on Forms S-8 of Willdan Group, Inc. of our report dated March 30, 2010, with respect to the consolidated statements of operations, stockholders' equity, and cash flows of Willdan Group, Inc. and subsidiaries for the year ended January 1, 2010, which report appears in the December 30, 2011 annual report on Form 10-K of Willdan Group, Inc.

/s/ KPMG LLP

Los Angeles, California
March 29, 2012

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM